UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 25, 2023

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34856 (Commission File Number)	36-4673192 (IRS employer identification number)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 par value per share	HHC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of The Howard Hughes Corporation, a Delaware corporation (the “Company”), held on May 25, 2023, the stockholders elected the Company’s Board of Directors (the “Board”) and voted upon two Board proposals contained within the Company’s Proxy Statement, dated April 10, 2023.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non- Votes
William Ackman	41,819,854	1,120,903	17,237	2,518,103
David Eun	42,729,594	199,860	28,540	2,518,103
Adam Flatto	42,061,643	867,666	28,685	2,518,103
Beth Kaplan	37,877,708	5,052,635	27,651	2,518,103
Allen Model	42,487,541	442,302	28,151	2,518,103
David O’Reilly	42,610,434	318,754	28,806	2,518,103
R. Scot Sellers	42,499,229	430,936	27,829	2,518,103
Seven Shepsman	42,063,719	866,441	27,834	2,518,103
Mary Ann Tighe	42,392,633	537,288	28,073	2,518,103
Anthony Williams	42,380,686	548,021	29,287	2,518,103

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non- Votes
An advisory (non-binding) vote to approve the compensation of the Company’s named executive officers	42,531,512	237,791	188,691	2,518,103

Proposal	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
An advisory (non-binding) vote on the frequency of advisory votes on executive compensation	41,181,537	2,930	1,728,866	44,661	2,518,103

Proposal	For	Against	Abstentions
A vote to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2023	45,459,100	9,470	7,527

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2023

THE HOWARD HUGHES CORPORATION

By:	/s/ David O’Reilly
	Name:	David O’Reilly
	Title:	Chief Executive Officer